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                                                                    EXHIBIT 99.2


Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                          15-Oct-01
Determined as of:                                              09-Oct-01
For Monthly Period Ending:                                     30-Sep-01
Days in Interest Period (30/360)                                      30
Days in Interest Period (Act/360)                                     28

Ending Pool Balance
-------------------
Principal                                               3,327,478,711.22
Finance Charge                                            119,309,513.21
                                                          --------------
Total                                                   3,446,788,224.43

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                      3,327,478,711.22
Trust EFA                                                           0.00
                                                                    ----
Receivables + EFA                                       3,327,478,711.22

Trust Invested Amount                                   2,710,542,807.82
Trust PFA                                                           0.00
                                                                    ----
Trust Adjusted Invested Amount                          2,710,542,807.82

Seller's Participation Amount (with EFA)                  616,935,903.40
Seller's Participation Amount (w/o EFA)                   616,935,903.40
Seller's Interest Percentage                                      18.54%

Required Seller's Interest Percentage                              5.00%
Required Seller's Interest                                166,373,935.56

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                      3,327,478,711.22
Required Principal Balance                              2,710,542,807.82
                                                        ----------------
Net Excess/Deficit                                        616,935,903.40

EFA
---
Beginning Excess Funding Account Balance                            0.00
Required Excess Funding Account Deposit                             0.00
Excess Funding Account Withdrawal                                   0.00

Shared Principal Collections
----------------------------
Series 1996-A                                              55,011,197.04
Series 1997-1                                             187,038,069.99
Series 1997-2                                              99,020,154.69

Delinquent Accounts
-------------------
30 - 59 days                                1.92%          66,204,144.10
60 - 89 days                                1.27%          43,637,558.78
90 days +                                   2.21%          76,157,489.35
Total 30 days +                             5.40%         185,999,192.23

Miscellaneous
-------------
Gross Credit Losses                         7.88%          22,252,327.77
Net Credit Losses                           7.32%          20,681,454.52
Discount Option Receivables                                         0.00
Discount Percentage                                                0.00%
Finance Charges Billed                                     46,776,513.38
Fees Billed                                                 6,842,935.11
Interchange                                                 6,694,117.35
Interest Earned on Collection Account                         115,097.14